Exhibit 99.1
Javelin Pharmaceuticals Announces Termination of Merger Agreement with Myriad Pharmaceuticals, Cancels Special Meeting of Stockholders
CAMBRIDGE, Mass., April 19, 2010 (BUSINESS WIRE) — Javelin Pharmaceuticals, Inc. (“Javelin”) (NYSE — Amex: JAV) today announced that it had terminated its merger agreement with Myriad Pharmaceuticals, Inc. (“MPI”) (Nasdaq: MYRX). As a result of the termination of the merger agreement, Javelin’s Special Meeting of Stockholders to vote on the adoption and approval of the merger agreement with MPI scheduled for April 22, 2010 has been canceled.
About Javelin Pharmaceuticals
With corporate headquarters in Cambridge, MA, Javelin applies innovative proprietary technologies to develop new drugs and improved formulations of existing drugs to target unmet and underserved medical needs in the pain management market. The company has one marketed drug in the U.K., an NDA-submitted drug candidate, Dyloject, and two drug candidates in U.S. advanced clinical development. For additional information about Javelin, please visit the company’s website at http://www.javelinpharmaceuticals.com.
Javelin Pharmaceuticals, Inc. Forward Looking Statement
This press release contains “forward-looking statements”, including statements relating to the expected timing of results and development of our drug candidates and the effect of terminating the merger agreement between Javelin Pharmaceuticals, Inc. and Myriad Pharmaceuticals, Inc. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to the factors discussed under the heading “Risk Factors” contained in our Form 10-K, for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Javelin undertakes no duty to update this information unless required by law.
JAV-G
SOURCE: Javelin Pharmaceuticals, Inc.
Javelin Pharmaceuticals, Inc.
Stephen J. Tulipano, CPA, 617-349-4500
Chief Financial Officer
stulipano@javelinpharma.com
or
Javelin Pharmaceuticals, Inc.
Rick Pierce, 617-349-4500
VP Investor Relations
rpierce@javelinpharmaceuticals.com
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